Exhibit 10.3
Execution Version
GENERAL SECURITY AGREEMENT
This General Security Agreement is made as of January 20, 2010.
TO:	Name: HSBC Bank USA, National Association Address: 452 Fifth Avenue, New York, New York 10018 Attention: Mr. Bill Edge Facsimile: (212) 525-6581 E-mail: bill.edge@us.hsbc.com
RECITALS:
A. RGLD GOLD CANADA, INC., a corporation incorporated and existing under the laws of British Columbia (the “Debtor”) is, or may become, indebted and liable to HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as administrative agent (the “Agent”) pursuant to the terms of that certain Term Loan Facility Agreement, dated as of January 20, 2010 by and among ROYAL GOLD, INC., a corporation organized and existing under the laws of the State of Delaware, as a borrower (“Royal Gold”), ROYAL GOLD CHILE LIMITADA, a Chilean limited liability company, as a guarantor, HIGH DESERT MINERAL RESOURCES, INC., a corporation organized and existing under the laws of Delaware, as a guarantor, those additional guarantors from time to time party thereto, as guarantors, the Agent, as a lender, and those banks and financial institutions identified as a “Lender” on the signature pages hereto and such other banks or financial institutions as may from time to time become parties to this Agreement, as lenders (the “Additional Lenders”) (with each of the Agent (in its capacity as a lender) and the Additional Lenders individually referred to therein as a “Lender” and collectively the “Lenders”), the Agent, as administrative agent for the Lenders hereunder, HSBC SECURITIES (USA) Inc., a corporation organized under the laws of the United States, as the sole lead arranger (as amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time and including any agreement extending the maturity of, refinancing or restructuring all or any portion of, the indebtedness under such agreement or any successor agreements, whether or not with the same Agent, the “Credit Agreement”) or otherwise.
B. To secure the payment and performance of the Secured Liabilities, the Debtor has agreed to grant to the Agent (for its own benefit and for the benefit of the other Lenders) the Security Interests in respect of the Collateral in accordance with the terms of this Agreement.
     For good and valuable consideration, the receipt and adequacy of which are acknowledged by the Debtor, the Debtor agrees with and in favour of the Agent (for its own benefit and for the benefit of the other Lenders) as follows:
1. Definitions. In this Agreement capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to them in the Credit Agreement, and the following terms have the following meanings:
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“Accessions”, “Account”, “Chattel Paper”, “Certificated Security”, “Consumer Goods”, “Document of Title”, “Equipment”, “Futures Account”, “Futures Contract”, “Futures Intermediary”, “Goods”, “Instrument”, “Intangible”, “Inventory”, “Investment Property”, “Money”, “Proceeds”, “Securities Account”, “Securities Intermediary”, “Security”, “Security Certificate”, “Security Entitlement”, and “Uncertificated Security” have the meanings given to them in the PPSA.
“Agent” means HSBC BANK USA, National Association, in its capacity as administrative agent for the lenders under the Credit Agreement, or any successor administrative agent appointed pursuant to the Credit Agreement..
“Agreement” means this agreement, including the schedules and recitals to this agreement, as it or they may be amended, supplemented, restated or replaced from time to time, and the expressions “hereof”, “herein”, “hereto”, “hereunder”, “hereby” and similar expressions refer to this Agreement and not to any particular section or other portion of this Agreement.
“Books and Records” means all books, records, files, papers, disks, documents and other repositories of data recording in any form or medium, evidencing or relating to the Personal Property of the Debtor which are at any time owned by the Debtor or to which the Debtor (or any Person on the Debtor’s behalf) has access.
“Credit Agreement” has the meaning set out in the recitals hereto.
“Collateral” means all of the present and future:
(a)	undertaking;

(b)	Personal Property (including any Personal Property that may be described in any schedule to this Agreement or any schedules, documents or listings that the Debtor may from time to time provide to the Agent in connection with this Agreement); and

(c)	real property (including any real property that may be described in any schedule to this Agreement or any schedules, documents or listings that the Debtor may from time to time provide to the Agent in connection with this Agreement and including all fixtures, improvements, buildings and other structures placed, installed or erected from time to time on any such real property)
of the Debtor (including Books and Records, Contracts, Intellectual Property Rights and Permits), including all such property in which the Debtor now or in the future has any right, title or interest whatsoever, whether owned, leased, licensed, possessed or otherwise held by the Debtor, and all Proceeds thereof, wherever located.
“Contracts” means all contracts and agreements to which the Debtor is at any time a party or pursuant to which the Debtor has at any time acquired rights, and includes (i) all rights of the Debtor to receive money due and to become due to it in connection with a contract or agreement, (ii) all rights of the Debtor to damages arising out of, or for breach or default in respect of, a
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contract or agreement, and (iii) all rights of the Debtor to perform and exercise all remedies in connection with a contract or agreement.
“Control” means, in respect of a particular Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” has meanings correlative thereto.
“Debtor” has the meaning set out in the recitals hereto.
“Event of Default” means any “Event of Default” as defined in the Credit Agreement.
“Intellectual Property Rights” means all industrial and intellectual property rights of the Debtor or in which the Debtor has any right, title or interest, including copyrights, patents, inventions (whether or not patented), trade-marks, get-up and trade dress, industrial designs, integrated circuit topographies, plant breeders’ rights, know how and trade secrets, registrations and applications for registration for any such industrial and intellectual property rights, and all Contracts related to any such industrial and intellectual property rights.
“Issuer” has the meaning given to that term in the STA.
“Laws” means all federal, provincial, municipal, foreign and international statutes, acts, codes, ordinances, decrees, treaties, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards or any provisions of the foregoing, including general principles of common and civil law and equity, and all policies, practices and guidelines of any Governmental Authority binding on or affecting the Person referred to in the context in which such word is used (including, in the case of tax matters, any accepted practice or application or official interpretation of any relevant taxation authority); and “Law” means any one or more of the foregoing.
“Lender” and “Lenders” have the meaning set out in the recitals hereto.
“Organizational Documents” means, with respect to any Person, such Person’s articles or other charter documents, by-laws, unanimous shareholder agreement, partnership agreement or trust agreement, as applicable, and any and all other similar agreements, documents and instruments relative to such Person.
“Permits” means all permits, licences, waivers, exemptions, consents, certificates, authorizations, approvals, franchises, rights-of-way, easements and entitlements that the Debtor has, requires or is required to have, to own, possess or operate any of its property or to operate and carry on any part of its business.
“Permitted Liens” means the Security Interests and all other Liens permitted in writing by the Agent.
“Person” includes any natural person, corporation, company, limited liability company, unlimited liability company, trust, joint venture, association, incorporated organization, partnership, Governmental Authority or other entity.
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“Personal Property” means personal property and includes Accounts, Chattel Paper, Documents of Title, Equipment, Goods, Instruments, Intangibles, Inventory, Investment Property, Money and rights in respect of Contracts and Royalty Agreements.
“Pledged Certificated Securities” means any and all Collateral that is a Certificated Security.
“Pledged Futures Contracts” means any and all Collateral that is a Futures Contract.
“Pledged Futures Accounts” means any and all Collateral that is a Futures Account.
“Pledged Futures Intermediary” means, at any time, any Person which is at such time a Futures Intermediary at which a Pledged Futures Account is maintained.
“Pledged Futures Intermediary’s Jurisdiction” means, with respect to any Pledged Futures Intermediary, its jurisdiction as determined under section 7.1(4) of the PPSA.
“Pledged Issuer” means, at any time, any Person which is at such time an Issuer with respect to any Pledged Securities or Pledged Security Entitlements.
“Pledged Issuer’s Jurisdiction” means, with respect to any Pledged Issuer, its jurisdiction as determined under section 44 of the STA.
“Pledged Security Certificates” means any and all Security Certificates representing the Pledged Certificated Securities.
“Pledged Securities” means any and all Collateral that is a Security.
“Pledged Securities Accounts” means any and all Collateral that is a Securities Account.
“Pledged Securities Intermediary” means, at any time, any Person which is at such time is a Securities Intermediary at which a Pledged Securities Account is maintained.
“Pledged Securities Intermediary’s Jurisdiction” means, with respect to any Securities Intermediary, its jurisdiction as determined under section 45(2) of the STA.
“Pledged Security Entitlements” means any and all Collateral that is a Security Entitlement.
“Pledged Uncertificated Securities” means any and all Collateral that is an Uncertificated Security.
“PPSA” means the Personal Property Security Act of the Province referred to in the “Governing Law” section of this Agreement, as such legislation may be amended, renamed or replaced from time to time, and includes all regulations from time to time made under such legislation.
“Receiver” means a receiver, a manager or a receiver and manager.
“Release Date” means the earlier of (i) the date on which all the Secured Liabilities have been indefeasibly paid and discharged in full and no Lender has any further obligations to the Debtor under the Credit Documents pursuant to which further Secured Liabilities might arise; and (ii)
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the date this Agreement is released by the Agent pursuant to Section 4.5 of the Credit Agreement.
“Secured Liabilities” means all present and future indebtedness, liabilities and obligations of any and every kind, nature and description (whether direct or indirect, joint or several, absolute or contingent, matured or unmatured) of the Debtor to the Lenders (or any of them) under, in connection with or with respect to the Credit Agreement and any Credit Document, and any unpaid balance thereof.
“Security Interests” means the Liens created by the Debtor in favour of the Agent (for its own benefit and for the benefit of the other Lenders) under this Agreement.
“STA” means the Securities Transfer Act of the Province referred to in the “Governing Law” section of this Agreement, as such legislation may be amended, renamed or replaced from time to time, and includes all regulations from time to time made under such legislation.
“Subsidiary” means, with respect to any Person (the “parent”) at any date, any other Person (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent.
“ULC” means an Issuer that is an unlimited company or unlimited liability company.
“ULC Laws” means the Companies Act (Nova Scotia), the Business Corporations Act (Alberta), the Business Corporations Act (British Columbia), and any other present or future Laws governing ULCs.
“ULC Shares” means shares or other equity interests in the capital stock of a ULC.
2. Grant of Security Interests. As general and continuing collateral security for the due payment and performance of the Secured Liabilities, the Debtor pledges, mortgages, charges and assigns (by way of security) to the Agent (for its own benefit and for the benefit of the other Lenders), and grants to the Agent (for its own benefit and for the benefit of the other Lenders) a security interest in, the Collateral.
3. Limitations on Grant of Security Interests. If the grant of the Security Interests in respect of any Contract, Intellectual Property Right or Permit under Section 2 would result in the termination or breach of such Contract, Intellectual Property Right or Permit or is otherwise prohibited or ineffective (whether by the terms thereof or under applicable Law), then such Contract, Intellectual Property Right or Permit will not be subject to the Security Interests but will be held in trust by the Debtor for the benefit of the Agent (for its own benefit and for the benefit of the other Lenders)and, on the exercise by the Agent of any of its rights or remedies under this Agreement following an Event of Default will be assigned by the Debtor as directed by the Agent; provided that: (a) the Security Interests shall attach to such Contract, Intellectual Property Right or Permit, or applicable portion thereof, immediately at such time as the condition causing such termination or breach is remedied, and (b) if a term in a Contract that prohibits or
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restricts the grant of the Security Interests in the whole of an Account or Chattel Paper forming part of the Collateral is unenforceable against the Agent under applicable Law, then the exclusion from the Security Interests set out above shall not apply to such Account or Chattel Paper. In addition, the Security Interests do not attach to Consumer Goods or extend to the last day of the term of any lease or agreement for lease of real property. Such last day will be held by the Debtor in trust for the Agent (for its own benefit and for the benefit of the other Lenders) and, on the exercise by the Agent of any of its rights or remedies under this Agreement following an Event of Default, will be assigned by the Debtor as directed by the Agent. For greater certainty, no Intellectual Property Right in any trade-mark, get-up or trade dress is presently assigned to the Agent by sole virtue of the grant of the Security Interests contained in Section 2.
4. Attachment; No Obligation to Advance. The Debtor confirms that value has been given by the Lenders to the Debtor, that the Debtor has rights in the Collateral existing at the date of this Agreement and that the Debtor and the Agent have not agreed to postpone the time for attachment of the Security Interests to any of the Collateral. The Security Interests will have effect and be deemed to be effective whether or not the Secured Liabilities or any part thereof are owing or in existence before or after or upon the date of this Agreement. Neither the execution and delivery of this Agreement nor the provision of any financial accommodation by any Lender shall oblige any Lender to make any financial accommodation or further financial accommodation available to the Debtor or any other Person, except as expressly provided by the Credit Agreement.
5. Representations and Warranties. The Debtor represents and warrants to the Agent (for its own benefit and for the benefit of the other Lenders) that, as of the date of this Agreement:
(a)	Debtor Information. All of the information set out in Schedule A is accurate and complete.

(b)	Title; No Other Security Interests. Except for Permitted Liens, the Debtor owns (or, with respect to any leased or licensed property forming part of the Collateral, holds a valid leasehold or licensed interest in) the Collateral free and clear of any Liens. The Debtor is the record and beneficial owner of all Collateral that is Investment Property. No security agreement, financing statement or other notice with respect to any or all of the Collateral is on file or on record in any public office, except for filings with respect to Permitted Liens.

(c)	Royalty Agreements. Except for Permitted Liens, the Debtor holds each of the Royalty Agreements of the Debtor free and clear of any and all claims, rights, entitlements, Liens or other encumbrances. Each of the Royalty Agreements of the Debtor remain in full force and affect, and have not been assigned, modified, waived, terminated, or otherwise altered except as disclosed to the Agent in writing.
(d)	Amount of Accounts. The amount represented by the Debtor to the Agent from time to time as owing by each account debtor or by all account debtors in respect of its Accounts will at such time be the correct amount so owing by such account debtor or debtors and, unless disclosed in writing by the Debtor to the Agent at
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that time, will be owed free of any dispute, set-off or counterclaim. Except as disclosed in writing by the Debtor to the Agent, neither the Debtor nor (to the best of the Debtor’s knowledge) any other party to any Account of the Debtor or Contract is in default or is likely to become in default in the performance or observance of any of the terms of such Account or Contract where such default is or could reasonably be expected to be materially adverse to the Debtor or the Agent.
(e)	Consents. Except for any consent that has been obtained and is in full force and effect, no consent of any Person (including any counterparty in respect of any Contract or Royalty Agreement, any account debtor in respect of any Account, or any Governmental Authority in respect of any Permit) is required, or is purported to be required, for the execution, delivery, performance and enforcement of this Agreement (this representation being given without reference to the exclusions contained in Section 3). For the purposes of complying with any transfer restrictions contained in the Organizational Documents of any Pledged Issuer, the Debtor hereby irrevocably consents to any transfer of the Pledged Securities of such Pledged Issuer.

(f)	Execution and Delivery. This Agreement has been duly authorized, executed and delivered by the Debtor and is a valid and binding obligation of the Debtor enforceable against the Debtor in accordance with its terms, subject only to bankruptcy, insolvency, liquidation, reorganization, moratorium and other similar Laws generally affecting the enforcement of creditors’ rights, and to the fact that equitable remedies (such as specific performance and injunction) are discretionary remedies.

(g)	No Consumer Goods. The Debtor does not own any Consumer Goods which are material in value or which are material to the business, operations, property, condition or prospects (financial or otherwise) of the Debtor.

(h)	Intellectual Property Rights. All registrations and applications for registration pertaining to any Intellectual Property Rights, all other material Intellectual Property Rights, and the nature of the Debtor’s right title or interest therein, are described in Schedule A to this Agreement. Each Intellectual Property Right is valid, subsisting, unexpired, enforceable, and has not been abandoned. In the case of copyright works, the Debtor has obtained full and irrevocable waivers of all moral rights or similar rights pertaining to such works. Except as set out in Schedule A to this Agreement, none of the Intellectual Property Rights have been licensed or franchised by the Debtor to any Person or, to the best of the Debtor’s knowledge, infringed or otherwise misused by any Person. Except as set out in Schedule A to this Agreement, the exercise of any Intellectual Property Right, or any licensee or franchisee thereof, has not infringed or otherwise misused any intellectual property right of any other Person, and the Debtor has not received and is not aware of any claim of such infringement or other misuse.
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(i)	Partnerships, Limited Liability Companies. The terms of any interest in a partnership or limited liability company that is Collateral expressly provide that such interest is a “security” for the purposes of the STA.

(j)	Due Authorization. The Pledged Securities have been duly authorized and validly issued and are fully paid and non-assessable.

(k)	Pledged Securities. The Pledged Securities make up 100% of the Debtor’s ownership in each Pledged Issuer.

(l)	Warrants, Options, etc. There are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Securities.

(m)	No Required Disposition. There is no existing agreement, option, right or privilege capable of becoming an agreement or option pursuant to which the Debtor would be required to sell or otherwise dispose of any Pledged Securities or under which any Pledged Issuer thereof has any obligation to issue any Securities of such Pledged Issuer to any Person.
6. Survival of Representations and Warranties. All representations and warranties made by the Debtor in this Agreement (a) are material, (b) will be considered to have been relied on by the Lenders, and (c) will survive the execution and delivery of this Agreement or any investigation made at any time by or on behalf of the Lenders and any disposition or payment of the Secured Liabilities until the Release Date.
7. Covenants. The Debtor covenants and agrees with the Agent (for its own benefit and for the benefit of the other Lenders) that:
(a)	Further Documentation. The Debtor will from time to time, at the expense of the Debtor, promptly and duly authorize, execute and deliver such further instruments and documents, and take such further action, as the Agent may request for the purpose of obtaining or preserving the full benefits of, and the rights and powers granted by, this Agreement (including the filing of any financing statements or financing change statements under any applicable legislation with respect to the Security Interests). The Debtor acknowledges that this Agreement has been prepared based on the existing Laws in the Province referred to in the “Governing Law” section of this Agreement and that a change in such Laws, or the Laws of other jurisdictions, may require the execution and delivery of different forms of security documentation. Accordingly, the Debtor agrees that the Agent will have the right to require that this Agreement be amended, supplemented, restated or replaced, and that the Debtor will immediately on request by the Agent authorize, execute and deliver any such amendment, supplement, restatement or replacement (i) to reflect any changes in such Laws, whether arising as a result of statutory amendments, court decisions or otherwise, (ii) to facilitate the creation and registration of appropriate security in all appropriate jurisdictions, or (iii) if the
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Debtor merges or amalgamates with any other Person or enters into any corporate reorganization, in each case in order to confer on the Agent Liens similar to, and having the same effect as, the Security Interests.
(b)	Maintenance of Records. The Debtor will keep and maintain accurate and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Accounts and Contracts. At the written reasonable request of the Agent, the Debtor will mark any Collateral specified by the Agent to evidence the existence of the Security Interests.

(c)	Right of Inspection. The Agent may, at all times during normal business hours, without charge, examine and make copies of all Books and Records, and may discuss the affairs, finances and accounts of the Debtor with its officers and accountants. The Agent may also, without charge, enter the premises of the Debtor where any of the Collateral is located for the purpose of inspecting the Collateral, observing its use or otherwise protecting its interests in the Collateral. The Debtor, at its expense, will provide the Agent with such clerical and other assistance as may be reasonably requested by the Agent to exercise any of its rights under this paragraph.

(d)	Limitations on Modifications, Waivers, Extensions. Other than as not prohibited by paragraph (e) below, the Debtor will not (i) amend, modify, terminate, permit to expire or waive any provision of any Permit, Contract or any document giving rise to an Account in any manner which is or could reasonably be expected to be materially adverse to the Debtor or any of the Lenders, or (ii) fail to exercise promptly and diligently its rights under each Contract and each document giving rise to an Account if such failure is or could reasonably be expected to be materially adverse to the Debtor or any of the Lenders.

(e)	Limitations on Discounts, Compromises, Extensions of Accounts. Other than in the ordinary course of business of the Debtor consistent with previous practices, the Debtor will not (i) grant any extension of the time for payment of any Account, (ii) compromise, compound or settle any Account for less than its full amount, (iii) release, wholly or partially, any Person liable for the payment of any Account, or (iv) allow any credit or discount of any Account.

(f)	Maintenance of Collateral. The Debtor will maintain all tangible Collateral in good operating condition, ordinary wear and tear excepted, and the Debtor will provide all maintenance, service and repairs necessary for such purpose. The Debtor shall maintain in good standing all registrations and applications with respect to the Intellectual Property Rights except to the extent that any failure to do so could not reasonably be expected to be materially adverse to the Debtor or the Agent.

(g)	Further Identification of Collateral. The Debtor will promptly furnish to the Agent such statements and schedules further identifying and describing the Collateral, and such other reports in connection with the Collateral, as the Agent
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may from time to time reasonably request, including an updated list of any motor vehicle or other “serial number” good with an individual book value of $100,000 or more owned by the Debtor and classified as Equipment, including vehicle identification numbers.
(h)	Amalgamation, Merger or Consolidation. The Debtor will not permit any Pledged Issuer to amalgamate, merge or consolidate unless all of the outstanding capital stock of the surviving or resulting corporation is, upon such amalgamation, merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation.

(i)	Agreements re Intellectual Property Rights. Promptly upon request from time to time by the Agent, the Debtor will authorize, execute and deliver any and all agreements, instruments, documents and papers that the Agent may request to evidence the Security Interests in any Intellectual Property Rights and, where applicable, the goodwill of the business of the Debtor connected with the use of, and symbolized by, any such Intellectual Property Rights.

(j)	Instruments; Documents of Title; Chattel Paper. Promptly upon request from time to time by the Agent, the Debtor will deliver to the Agent, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Agent may reasonably request, any and all Instruments, Documents of Title and Chattel Paper included in or relating to the Collateral as the Agent may specify in its request.

(k)	Pledged Certificated Securities. The Debtor will deliver to the Agent any and all Pledged Security Certificates and other materials as may be required from time to time to provide the Agent with control over all Pledged Certificated Securities in the manner provided under section 23 of the STA. At the request of the Agent, the Debtor will cause all Pledged Security Certificates to be registered in the name of the Agent or its nominee.

(l)	Pledged Uncertificated Securities. The Debtor will deliver to the Agent any and all such documents, agreements and other materials as may be required from time to time to provide the Agent with control over all Pledged Uncertificated Securities in the manner provided under section 24 of the STA.

(m)	Pledged Security Entitlements. The Debtor will deliver to the Agent any and all such documents, agreements and other materials as may be required from time to time to provide the Agent with control over all Pledged Security Entitlements in the manner provided under section 25 or 26 of the STA.

(n)	Pledged Futures Contracts. The Debtor will deliver to the Agent any and all such documents, agreements and other materials as may be required from time to time to provide the Agent with control over all Pledged Futures Contracts in the manner provided under subsection 1(2) of the PPSA.
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(o)	Partnerships, Limited Liability Companies. The Debtor will ensure that the terms of any interest in a partnership or limited liability company that is Collateral will expressly provide that such interest is a “security” for the purposes of the STA.

(p)	Transfer Restrictions. If the constating documents of any Pledged Issuer (other than a ULC) restrict the transfer of the Securities of such Pledged Issuer, then the Debtor will deliver to the Agent a certified copy of a resolution of the directors, shareholders, unitholders or partners of such Pledged Issuer, as applicable, consenting to the transfer(s) contemplated by this Agreement, including any prospective transfer of the Collateral by the Agent upon a realization on the Security Interests.

(q)	Notices. The Debtor will advise the Agent promptly, in reasonable detail, of any:
(i)	change to a Pledged Securities Intermediary’s Jurisdiction, Pledged Issuer’s Jurisdiction, or Pledged Future Intermediary’s Jurisdiction;

(ii)	change in the location of the jurisdiction of incorporation or amalgamation, chief executive office or domicile of the Debtor;

(iii)	change in the name of the Debtor;

(iv)	merger, consolidation or amalgamation of the Debtor with any other Person;

(v)	additional jurisdiction in which the Debtor carries on business or has tangible Personal Property;

(vi)	additional jurisdiction in which material account debtors of the Debtor are located;

(vii)	acquisition of any right, title or interest in real property by the Debtor;

(viii)	acquisition of any Investment Property by the Debtor;

(ix)	acquisition of any Intellectual Property Rights which are the subject of a registration or application with any governmental intellectual property or other governing body or registry, or which are material to the Debtor’s business;

(x)	acquisition of any Instrument, Document of Title or Chattel Paper;

(xi)	acquisition, amendment, or termination of or entry into any Royalty Agreement;

(xii)	creation or acquisition of any Subsidiary of the Debtor;
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(xiii)	Lien (other than Permitted Liens) on, or claim asserted against, any of the Collateral; or

(xiv)	occurrence of any event, claim or occurrence that could reasonably be expected to have a material adverse effect on the value of the Collateral or on the Security Interests.

The Debtor will not effect or permit any of the changes referred to in clauses (ii) through (ix) above unless all filings have been made and all other actions taken that are required in order for the Agent to continue at all times following such change to have a valid and perfected first priority Security Interest in respect of all of the Collateral.
8. Voting Rights. Unless an Event of Default has occurred and is continuing, the Debtor will be entitled to exercise all voting power from time to time exercisable in respect of the Pledged Securities and Pledged Security Entitlements and give consents, waivers and ratifications in respect thereof; provided, however, that no vote will be cast or consent, waiver or ratification given or action taken which would be, or would have a reasonably likelihood of being, prejudicial to the interests of the Lenders or which would have the effect of reducing the value of the Collateral as security for the Secured Liabilities or imposing any restriction on the transferability of any of the Collateral. Unless an Event of Default has occurred and is continuing the Agent shall, from time to time at the request and expense of the Debtor, execute or cause to be executed, in respect of all Pledged Securities that are registered in the name of the Agent or its nominee, valid proxies appointing the Debtor as its (or its nominee’s) proxy to attend, vote and act for and on behalf of the Agent or such nominee, as the case may be, at any and all meetings of the applicable Pledged Issuer’s shareholders or debt holders, all Pledged Securities that are registered in the name of the Agent or such nominee, as the case may be, and to execute and deliver, consent to or approve or disapprove of or withhold consent to any resolutions in writing of shareholders or debt holders of the applicable Pledged Issuer for and on behalf of the Agent or such nominee, as the case may be. Immediately upon the occurrence and during the continuance of any Event of Default, all such rights of the Debtor to vote and give consents, waivers and ratifications will cease and the Agent or its nominee will be entitled to exercise all such voting rights and to give all such consents, waivers and ratifications.
9. Dividends; Interest. Unless an Event of Default has occurred and is continuing, the Debtor will be entitled to receive any and all cash dividends, interest, principal payments and other forms of cash distribution on the Pledged Securities or Pledged Security Entitlements which it is otherwise entitled to receive, but any and all stock and/or liquidating dividends, distributions of property, returns of capital or other distributions made on or in respect of the Pledged Securities or Pledged Security Entitlements, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of any Pledged Issuer or received in exchange for the Pledged Securities, Pledged Security Entitlements or any part thereof or as a result of any amalgamation, merger, consolidation, acquisition or other exchange of property to which any Pledged Issuer may be a party or otherwise, and any and all cash and other property received in exchange for any Pledged Securities or Pledged Security Entitlements will be and become part of the Collateral subject to the Security Interests and, if received by the Debtor, will forthwith be delivered to the Agent or its nominee (accompanied, if appropriate, by proper
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instruments of assignment and/or stock powers of attorney executed by the Debtor in accordance with the Agent’s instructions) to be held subject to the terms of this Agreement; and if any of the Pledged Security Certificates have been registered in the name of the Agent or its nominee, the Agent will execute and deliver (or cause to be executed and delivered) to the Debtor all such dividend orders and other instruments as the Debtor may request for the purpose of enabling the Debtor to receive the dividends, distributions or other payments which the Debtor is authorized to receive and retain pursuant to this Section. If an Event of Default has occurred and is continuing, all rights of the Debtor pursuant to this Section will cease and the Agent will have the sole and exclusive right and authority to receive and retain the cash dividends, interest, principal payments and other forms of cash distribution which the Debtor would otherwise be authorized to retain pursuant to this Section. Any money and other property paid over to or received by the Agent pursuant to the provisions of this Section will be retained by the Agent as additional Collateral hereunder and be applied in accordance with the provisions of this Agreement.
10. Rights on Event of Default. If an Event of Default has occurred and is continuing, then and in every such case the Security Interests shall become enforceable and the Agent, in addition to any rights now or hereafter existing under applicable Law may, personally or by agent, at such time or times as the Agent in its discretion may determine, do any one or more of the following:
(a)	Rights under PPSA, etc. Exercise all of the rights and remedies granted to secured parties under the PPSA and any other applicable statute, or otherwise available to the Agent by contract, at law or in equity.

(b)	Demand Possession. Demand possession of any or all of the Collateral, in which event the Debtor will, at the expense of the Debtor, immediately cause the Collateral designated by the Agent to be assembled and made available and/or delivered to the Agent at any place designated by the Agent.

(c)	Take Possession. Enter on any premises where any Collateral is located and take possession of, disable or remove such Collateral.

(d)	Deal with Collateral. Hold, store and keep idle, or operate, lease or otherwise use or permit the use of, any or all of the Collateral for such time and on such terms as the Agent may determine, and demand, collect and retain all earnings and other sums due or to become due from any Person in respect of any of the Collateral.

(e)	Carry on Business. Carry on, or concur in the carrying on of, any or all of the business or undertaking of the Debtor and enter on, occupy and use (without charge by the Debtor) any of the premises, buildings, plant and undertaking of, or occupied or used by, the Debtor.

(f)	Enforce Collateral. Seize, collect, receive, enforce or otherwise deal with any Collateral in such manner, on such terms and conditions and at such times as the Agent deems advisable.

(g)	Dispose of Collateral. Realize on any or all of the Collateral and sell, lease, assign, give options to purchase, or otherwise dispose of and deliver any or all of
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the Collateral (or contract to do any of the above), in one or more parcels at any public or private sale, at any exchange, broker’s board or office of the Agent or elsewhere, with or without advertising or other formality, except as required by applicable Law, on such terms and conditions as the Agent may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery.
(h)	Court-Approved Disposition of Collateral. Obtain from any court of competent jurisdiction an order for the sale or foreclosure of any or all of the Collateral.

(i)	Purchase by Agent. At any public sale, and to the extent permitted by Law on any private sale, bid for and purchase any or all of the Collateral offered for sale and, upon compliance with the terms of such sale, hold, retain, sell or otherwise dispose of such Collateral without any further accountability to the Debtor or any other Person with respect to such holding, retention, sale or other disposition, except as required by Law. In any such sale to the Agent, the Agent may, for the purpose of making payment for all or any part of the Collateral so purchased, use any claim for any or all of the Secured Liabilities then due and payable to it as a credit against the purchase price.

(j)	Collect Accounts. Notify (whether in its own name or in the name of the Debtor) the account debtors under any Accounts of the Debtor of the assignment of such Accounts to the Agent and direct such account debtors to make payment of all amounts due or to become due to the Debtor in respect of such Accounts directly to the Agent and, upon such notification and at the expense of the Debtor, enforce collection of any such Accounts, and adjust, settle or compromise the amount or payment of such Accounts, in such manner and to such extent as the Agent deems appropriate in the circumstances.

(k)	Transfer of Collateral. Transfer any Collateral that is Investment Property into the name of the Agent or its nominee.

(l)	Voting. Vote any or all of the Pledged Securities (whether or not transferred to the Agent or its nominee) and Pledged Security Entitlements and give or withhold all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof.

(m)	Exercise Other Rights. Exercise any and all rights, privileges, entitlements and options pertaining to any Collateral that is Investment Property as if the Agent were the absolute owner of such Investment Property.

(n)	Dealing with Contracts and Permits. Deal with any and all Contracts and Permits to the same extent as the Debtor might (including the enforcement, realization, sale, assignment, transfer and requirement for continued performance), all on such terms and conditions and at such time or times as may seem advisable to the Agent.

(o)	Payment of Liabilities. Pay any liability secured by any Lien against any Collateral. The Debtor will immediately on demand reimburse the Agent for all
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such payments and, until paid, any such reimbursement obligation shall form part of the Secured Liabilities and shall be secured by the Security Interests.
(p)	Borrow and Grant Liens. Borrow money for the maintenance, preservation or protection of any Collateral or for carrying on any of the business or undertaking of the Debtor and grant Liens on any Collateral (in priority to the Security Interests or otherwise) as security for the money so borrowed. The Debtor will immediately on demand reimburse the Agent for all such borrowings and, until paid, any such reimbursement obligations shall form part of the Secured Liabilities and shall be secured by the Security Interests.

(q)	Appoint Receiver. Appoint by instrument in writing one or more Receivers of the Debtor or any or all of the Collateral with such rights, powers and authority (including any or all of the rights, powers and authority of the Agent under this Agreement) as may be provided for in the instrument of appointment or any supplemental instrument, and remove and replace any such Receiver from time to time. To the extent permitted by applicable Law, any Receiver appointed by the Agent will (for purposes relating to responsibility for the Receiver’s acts or omissions) be considered to be the agent of the Debtor and not of the Agent.

(r)	Court-Appointed Receiver. Obtain from any court of competent jurisdiction an order for the appointment of a Receiver of the Debtor or of any or all of the Collateral.

(s)	Consultants. Require the Debtor to engage a consultant of the Agent’s choice, or engage a consultant on its own behalf, such consultant to receive the full cooperation and support of the Debtor and its agents and employees, including unrestricted access to the premises of the Debtor and the Books and Records; all reasonable fees and expenses of such consultant shall be for the account of the Debtor and the Debtor hereby authorizes any such consultant to report directly to the Agent and to disclose to the Agent any and all information obtained in the course of such consultant’s employment.
The Agent may exercise any or all of the foregoing rights and remedies without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except as required by applicable Law) to or on the Debtor or any other Person, and the Debtor hereby waives each such demand, presentment, protest, advertisement and notice to the extent permitted by applicable Law. None of the above rights or remedies will be exclusive of or dependent on or merge in any other right or remedy, and one or more of such rights and remedies may be exercised independently or in combination from time to time. The Debtor acknowledges and agrees that any action taken by the Agent hereunder following the occurrence and during the continuance of an Event of Default shall not be rendered invalid or ineffective as a result of the curing of the Event of Default on which such action was based.
11. Realization Standards. To the extent that applicable Law imposes duties on the Agent to exercise remedies in a commercially reasonable manner and without prejudice to the ability of the Agent to dispose of the Collateral in any such manner, the Debtor acknowledges and agrees
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that it is not commercially unreasonable for the Agent to (or not to) (a) incur expenses reasonably deemed significant by the Agent to prepare the Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) fail to obtain third party consents for access to the Collateral to be disposed of, (c) fail to exercise collection remedies against account debtors or other Persons obligated on the Collateral or to remove Liens against the Collateral, (d) exercise collection remedies against account debtors and other Persons obligated on the Collateral directly or through the use of collection agencies and other collection specialists, (e) dispose of Collateral by way of public auction, public tender or private contract, with or without advertising and without any other formality, (f) contact other Persons, whether or not in the same business of the Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (g) hire one or more professional auctioneers to assist in the disposition of the Collateral, whether or not the Collateral is of a specialized nature or an upset or reserve bid or price is established, (h) dispose of the Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (i) dispose of assets in wholesale rather than retail markets, (j) disclaim disposition warranties, such as title, possession or quiet enjoyment, (k) purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of the Collateral or to provide to the Agent a guaranteed return from the collection or disposition of the Collateral, (l) the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral, (m) dispose of Collateral in whole or in part, (n) to dispose of Collateral to a customer of the Agent, and (o) establish an upset or reserve bid price in respect of Collateral.
12. Grant of Licence. For the purpose of enabling the Agent to exercise its rights and remedies under this Agreement when the Agent is entitled to exercise such rights and remedies, and for no other purpose, the Debtor grants to the Agent an irrevocable, non-exclusive licence (exercisable without payment of royalty or other compensation to the Debtor) to use, assign or sublicense any or all of the Intellectual Property Rights, including in such licence reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout of the same. For any trade-marks, get-up and trade dress and other business indicia, such licence includes an obligation on the part of the Agent to maintain the standards of quality maintained by the Debtor or, in the case of trade-marks, get-up and trade dress or other business indicia licensed to the Debtor, the standards of quality imposed upon the Debtor by the relevant licence. For copyright works, such licence shall include the benefit of any waivers of moral rights and similar rights.
13. Securities Laws. The Agent is authorized, in connection with any offer or sale of any Pledged Securities or Pledged Security Entitlements, to comply with any limitation or restriction as it may be advised by counsel is necessary to comply with applicable Law, including compliance with procedures that may restrict the number of prospective bidders and purchasers, requiring that prospective bidders and purchasers have certain qualifications, and restricting prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account or investment and not with a view to the distribution or resale of such Securities. In addition to and without limiting Section 11, the Debtor further agrees that compliance with any such limitation or restriction will not result in a sale being considered or
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deemed not to have been made in a commercially reasonable manner, and the Agent will not be liable or accountable to the Debtor for any discount allowed by reason of the fact that such Pledged Securities or Pledged Security Entitlements are sold in compliance with any such limitation or restriction. If the Agent chooses to exercise its right to sell any or all Pledged Securities or Pledged Security Entitlements, upon written request, the Debtor will cause each applicable Pledged Issuer to furnish to the Agent all such information as the Agent may request in order to determine the number of shares and other instruments included in the Collateral which may be sold by the Agent in exempt transactions under any Laws governing securities, and the rules and regulations of any applicable securities regulatory body thereunder, as the same are from time to time in effect.
14. ULC Shares. The Debtor acknowledges that certain of the Collateral may now or in the future consist of ULC Shares, and that it is the intention of the Agent and the Debtor that neither the Agent nor any other Lender should under any circumstances prior to realization thereon be held to be a “member” or a “shareholder”, as applicable, of a ULC for the purposes of any ULC Laws. Therefore, notwithstanding any provisions to the contrary contained in this Agreement, the Credit Agreement or any other Loan Document, where the Debtor is the registered owner of ULC Shares which are Collateral, the Debtor will remain the sole registered owner of such ULC Shares until such time as such ULC Shares are effectively transferred into the name of the Agent, any other Lender, or any other Person on the books and records of the applicable ULC. Accordingly, the Debtor shall be entitled to receive and retain for its own account any dividend on or other distribution, if any, in respect of such ULC Shares (except for any dividend or distribution comprised of Pledged Security Certificates, which shall be delivered to the Agent to hold hereunder) and shall have the right to vote such ULC Shares and to control the direction, management and policies of the applicable ULC to the same extent as the Debtor would if such ULC Shares were not pledged to the Agent pursuant hereto. Nothing in this Agreement, the Credit Agreement or any other Loan Document is intended to, and nothing in this Agreement, the Credit Agreement or any other Loan Document shall, constitute the Agent, any other Lender, or any other Person other than the Debtor, a member or shareholder of a ULC for the purposes of any ULC Laws (whether listed or unlisted, registered or beneficial), until such time as notice is given to the Debtor and further steps are taken pursuant hereto or thereto so as to register the Agent, any other Lender, or such other Person, as specified in such notice, as the holder of the ULC Shares. To the extent any provision hereof would have the effect of constituting the Agent or any other Lender as a member or a shareholder, as applicable, of any ULC prior to such time, such provision shall be severed herefrom and shall be ineffective with respect to ULC Shares which are Collateral without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Collateral which is not ULC Shares. Except upon the exercise of rights of the Agent to sell, transfer or otherwise dispose of ULC Shares in accordance with this Agreement, the Debtor shall not cause or permit, or enable a Pledged Issuer that is a ULC to cause or permit, the Agent or any other Lender to: (a) be registered as a shareholder or member of such Pledged Issuer; (b) have any notation entered in their favour in the share register of such Pledged Issuer; (c) be held out as shareholders or members of such Pledged Issuer; (d) receive, directly or indirectly, any dividends, property or other distributions from such Pledged Issuer by reason of the Agent holding the Security Interests over the ULC Shares; or (e) act as a shareholder of such Pledged Issuer, or exercise any rights of a shareholder including the right to attend a meeting of shareholders of such Pledged Issuer or to vote its ULC Shares.
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15. Application of Proceeds. All Proceeds of Collateral received by the Agent or a Receiver may be applied to discharge or satisfy any expenses (including the Receiver’s remuneration and other expenses of enforcing the Agent’s rights under this Agreement), Liens on the Collateral in favour of Persons other than the Agent, borrowings, taxes and other outgoings affecting the Collateral or which are considered advisable by the Agent or the Receiver to protect, preserve, repair, process, maintain or enhance the Collateral or prepare it for sale, lease or other disposition, or to keep in good standing any Liens on the Collateral ranking in priority to any of the Security Interests, or to sell, lease or otherwise dispose of the Collateral. The balance of such Proceeds may, at the sole discretion of the Agent, be held as collateral security for the Secured Liabilities or be applied to such of the Secured Liabilities (whether or not the same are due and payable) in such manner and at such times as the Agent considers appropriate and thereafter will be accounted for as required by Law.
16. Continuing Liability of Debtor. The Debtor will remain liable for any Secured Liabilities that are outstanding following realization of all or any part of the Collateral and the application of the Proceeds thereof.
17. Agent’s Appointment as Attorney-in-Fact. Effective upon the occurrence and during the continuance of an Event of Default, the Debtor hereby irrevocably constitutes and appoints the Agent and any officer or agent of the Agent, with full power of substitution, as the Debtor’s true and lawful attorney-in-fact with full power and authority in the place of the Debtor and in the name of the Debtor or in its own name, from time to time in the Agent’s discretion, to take any and all appropriate action and to execute any and all documents and instruments as, in the opinion of such attorney, may be necessary or desirable to accomplish the purposes of this Agreement. Without limiting the effect of this Section, the Debtor grants the Agent an irrevocable proxy to vote the Pledged Securities and Pledged Security Entitlements and to exercise all other rights, powers, privileges and remedies to which a holder thereof would be entitled (including giving or withholding written consents of shareholders, calling special meetings of shareholders and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Securities or Pledged Security Entitlements on the books and records of a Pledged Issuer or Pledged Securities Intermediary, as applicable), upon the occurrence and continuance of an Event of Default. These powers are coupled with an interest and are irrevocable until the Release Date. Nothing in this Section affects the right of the Agent as secured party or any other Person on the Agent’s behalf, to sign and file or deliver (as applicable) all such financing statements, financing change statements, notices, verification statements and other documents relating to the Collateral and this Agreement as the Agent or such other Person considers appropriate. The Debtor hereby ratifies and confirms, and agrees to ratify and confirm, whatever lawful acts the Agent or any of the Agent’s sub-agents, nominees or attorneys do or purport to do in exercise of the power of attorney granted to the Agent pursuant to this Section.
18. Performance by Agent of Debtor’s Obligations. If the Debtor fails to perform or comply with any of the obligations of the Debtor under this Agreement, the Agent may, but need not, perform or otherwise cause the performance or compliance of such obligation, provided that such performance or compliance will not constitute a waiver, remedy or satisfaction of such failure. The expenses of the Agent incurred in connection with any such performance or compliance will be payable by the Debtor to the Agent immediately on demand, and until paid,
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any such expenses will form part of the Secured Liabilities and will be secured by the Security Interests.
19. Interest. If any amount payable by the Debtor to the Agent under this Agreement is not paid when due, the Debtor will pay to the Agent, immediately on demand, interest on such amount from the date due until paid, at a nominal annual rate equal at all times to Default Rate All amounts payable by the Debtor to the Agent under this Agreement, and all interest on all such amounts, compounded monthly on the last Business Day of each month, will form part of the Secured Liabilities and will be secured by the Security Interests. For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or in connection herewith is to be calculated on the basis of a 360-day or 365-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365, as applicable. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.
20. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and will be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
21. Rights of Agent; Limitations on Agent’s Obligations.
(a)	Limitations on Liability of Lenders. Neither the Agent nor any Lender will be liable to the Debtor or any other Person for any failure or delay in exercising any of the rights of the Debtor under this Agreement (including any failure to take possession of, collect, sell, lease or otherwise dispose of any Collateral, or to preserve rights against prior parties). Neither the Agent nor any Lender, a Receiver nor any agent of the Agent (including, in Alberta or British Columbia, any sheriff) is required to take, or will have any liability for any failure to take or delay in taking, any steps necessary or advisable to preserve rights against other Persons under any Collateral in its possession. Neither the Agent nor any Lender, any Receiver nor any agent of the Agent will be liable for any, and the Debtor will bear the full risk of all, loss or damage to any and all of the Collateral (including any Collateral in the possession of the Agent or any Lender, any Receiver or any agent thereof) caused for any reason other than the gross negligence or wilful misconduct of the Agent, such Receiver or such agent thereof.

(b)	Debtor Remains Liable under Accounts and Contracts. Notwithstanding any provision of this Agreement, the Debtor will remain liable under each of the documents giving rise to the Accounts of the Debtor and under each of the Contracts to observe and perform all the conditions and obligations to be observed and performed by the Debtor thereunder, all in accordance with the terms of each such document and Contract. Neither the Agent nor any Lender will have any
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obligation or liability under any Account of the Debtor (or any document giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the Agent of any payment relating to such Account or Contract pursuant hereto, and in particular (but without limitation), neither the Agent nor any Lender will be obligated in any manner to perform any of the obligations of the Debtor under or pursuant to any Account (or any document giving rise thereto) or under or pursuant to any Contract to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any document giving rise thereto) or under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time.

(c)	Collections on Accounts and Contracts. The Debtor shall be authorized to, at any time that an Event of Default is not continuing, collect its Accounts and payments under the Contracts in the normal course of the business of the Debtor and for the purpose of carrying on the same. If any Event of Default has occurred and is continuing, and if required by the Agent at any time, any payments of Accounts or under Contracts, when collected by the Debtor, will be forthwith (and, in any event, within two (2) Business Days) deposited by the Debtor in the exact form received, duly endorsed by the Debtor to the Agent if required, in a special collateral account maintained by the Agent, and until so deposited, will be held by the Debtor in trust for the Agent, segregated from the other funds of the Debtor. All such amounts while held by the Agent (or by the Debtor in trust for the Agent) and all income in respect thereof will continue to be collateral security for the Secured Liabilities and will not constitute payment thereof until applied as hereinafter provided. If an Event of Default has occurred and is continuing, the Agent may apply all or any part of the amounts on deposit in such special collateral account on account of the Secured Liabilities in such order as the Agent may elect. At the Agent’s request, the Debtor will deliver to the Agent any documents evidencing and relating to the agreements and transactions which gave rise to its Accounts and the Contracts, including all original orders, invoices and shipping receipts.

(d)	Analysis of Accounts. At any time and from time to time, the Agent will have the right to analyze and verify the Accounts of the Debtor in any manner and through any medium that it reasonably considers advisable, and the Debtor will furnish all such assistance and information as the Agent may require in connection therewith. At any time and from time to time, the Agent may in its own name or in the name of others (including the Debtor) communicate with account debtors on the Accounts of the Debtor and parties to the Contracts to verify with them to its satisfaction the existence, status, amount and terms of any Account or any Contract. At any time and from time to time, upon the Agent’s reasonable request and at the expense of the Debtor, the Debtor will furnish to the Agent reports showing reconciliations, aging and test verifications of, and trial balances for, its Accounts.
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(e)	Use of Agents. The Agent may perform any of its rights or duties under this Agreement by or through agents and is entitled to retain counsel and to act in reliance on the advice of such counsel concerning all matters pertaining to its rights and duties under this Agreement.
22. Dealings by Agent. The Agent will not be obliged to exhaust its recourse against the Debtor or any other Person or against any other security it may hold in respect of the Secured Liabilities or any part thereof before realizing upon or otherwise dealing with the Collateral in such manner as the Agent may consider desirable. The Agent and the other Lenders may grant extensions of time and other indulgences, take and give up security, accept compositions, grant releases and discharges and otherwise deal with the Debtor and any other Person, and with any or all of the Collateral, and with other security and sureties, as they may see fit, all without prejudice to the Secured Liabilities or to the rights and remedies of the Agent under this Agreement. The powers conferred on the Agent under this Agreement are solely to protect the interests of the Agent in the Collateral and will not impose any duty upon the Agent to exercise any such powers.
23. Communication. Any notice or other communication required or permitted to be given under this Agreement will be made in accordance with the terms of the Credit Agreement.
24. Release of Information. The Debtor authorizes the Agent to provide a copy of this Agreement and such other information as may be requested of the Agent (i) to the extent necessary to enforce the Agent’s rights, remedies and entitlements under this Agreement, (ii) to any assignee or prospective assignee of all or any part of the Secured Liabilities, and (iii) as required by applicable Law.
25. Expenses; Indemnity; Waiver.
(a)	The Debtor shall pay (i) all reasonable out-of-pocket expenses incurred by the Lenders, including the reasonable fees, charges and disbursements of counsel for the Lenders and all applicable taxes, in connection with the preparation and administration of this Agreement, (ii) all reasonable out-of-pocket expenses incurred by the Lenders, including the reasonable fees, charges and disbursements of counsel for the Lenders and applicable taxes, in connection with any amendments, modifications or waivers of the provisions hereof, and (iii) all out-of-pocket expenses incurred by the Lenders, including the fees, charges and disbursements of any counsel for the Lenders and all applicable taxes, in connection with the assessment, enforcement or protection of their rights in connection with this Agreement, including its rights under this Section, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Secured Liabilities.

(b)	The Debtor shall indemnify the Lenders against, and hold the Lenders harmless from, any and all losses, claims, cost recovery actions, damages, expenses and liabilities of whatsoever nature or kind and all reasonable out-of-pocket expenses and all applicable taxes to which the Lenders may become subject arising out of or in connection with (i) the execution or delivery of this Agreement and the
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performance by the Debtor of its obligations hereunder, (ii) any actual or prospective claim, litigation, investigation or proceeding relating to this Agreement or the Secured Liabilities, whether based on contract, tort or any other theory and regardless of whether any Lenders is a party thereto, (iii) any other aspect of this Agreement, or (iv) the enforcement of the Lenders’s rights hereunder and any related investigation, defence, preparation of defence, litigation and enquiries; provided that such indemnity shall not, as to any Lender, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence (it being acknowledged that ordinary negligence does not necessarily constitute gross negligence) or wilful misconduct of or material breach of this Agreement by such Lender.
(c)	The Debtor shall not assert, and hereby waives (to the fullest extent permitted by applicable Law), (i) any claim against any Lender (or any director, officer or employee thereof), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, and (ii) all of the rights, benefits and protections given by any present or future statute that imposes limitations on the rights, powers or remedies of a secured party or on the methods of, or procedures for, realization of security, including any “seize or sue” or “anti-deficiency” statute or any similar provision of any other statute.

(d)	All amounts due under this Section shall be payable to the Agent for the benefit of the Lenders not later than three Business Days after written demand therefor.

(e)	The indemnifications set out in this Section will survive the Release Date and the release or extinguishment of the Security Interests.
26. Release of Debtor. Upon the written request of the Debtor given at any time on or after the Release Date, the Agent shall, at the expense of the Debtor, release the Debtor and the Collateral from the Security Interests and such release shall serve to terminate any licence granted in this Agreement. Upon such release, and at the request and expense of the Debtor, the Agent shall execute and deliver to the Debtor such releases and discharges as the Debtor may reasonably request.
27. Additional Security. This Agreement is in addition to, and not in substitution of, any and all other security previously or concurrently delivered by the Debtor or any other Person to any Lender, all of which other security shall remain in full force and effect.
28. Alteration or Waiver. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Agent. The Lenders will not, by any act or delay, be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single
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or partial exercise of any right, power or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Lender of any right or remedy hereunder on any one occasion will not be construed as a bar to any right or remedy which the Agent would otherwise have on any future occasion. Neither the taking of any judgment nor the exercise of any power of seizure or sale will extinguish the liability of the Debtor to pay the Secured Liabilities, nor will the same operate as a merger of any covenant contained in this Agreement or of any other liability, nor will the acceptance of any payment or other security constitute or create any novation.
29. Environmental License and Indemnity. The Debtor hereby grants to the Agent and its employees and agents an irrevocable and non-exclusive license, subject to the rights of tenants, or landlords, to enter any of the premises of the Debtor to conduct audits, testing and monitoring with respect to hazardous substances and to remove and analyze any hazardous substance at the cost and expense of the Debtor (which cost and expense will form part of the Secured Liabilities and will be payable immediately on demand and secured by the Security Interests created by this Agreement). The Debtor will indemnify the Lenders and hold the Lenders harmless against and from all losses, costs, damages and expenses which the Lenders may sustain, incur or be or become liable at any time whatsoever for by reason of or arising from the past, present or future existence, clean-up, removal or disposal of any hazardous substance on or about any property owned or occupied by any Lender or compliance with environmental Laws or environmental orders relating thereto, including any clean-up, decommissioning, restoration or remediation of any premises owned or occupied by the Debtor or other affected lands or property. This indemnification will survive the Release Date.
30. Amalgamation. The Debtor acknowledges that if it amalgamates or merges with any other corporation or corporations, then (i) the Collateral and the Security Interests will extend to and include all the property and assets of the amalgamated corporation and to any property or assets of the amalgamated corporation thereafter owned or acquired, (ii) the term “Debtor”, where used in this Agreement, will extend to and include the amalgamated corporation, and (iii) the term “Secured Liabilities”, where used in this Agreement, will extend to and include the Secured Liabilities of the amalgamated corporation.
31. Governing Law; Attornment. This Agreement will be governed by and construed in accordance with the Laws of the Province of British Columbia. Without prejudice to the ability of the Agent to enforce this Agreement in any other proper jurisdiction, the Debtor irrevocably submits and attorns to the non-exclusive jurisdiction of the courts of such Province. To the extent permitted by applicable Law, the Debtor irrevocably waives any objection (including any claim of inconvenient forum) that it may now or hereafter have to the venue of any legal proceeding arising out of or relating to this Agreement in the courts of such Province.
32. Interpretation. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “or” is disjunctive; the word “and” is conjunctive. The word “shall” is mandatory; the word “may” is permissive. Unless the context requires otherwise (a) any definition of or reference to any
General Security Agreement

agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set out herein), (b) any reference herein to any statute or any section thereof shall, unless otherwise expressly stated, be deemed to be a reference to such statute or section as amended, restated or re-enacted from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (e) all references herein to Sections and Schedules shall be construed to refer to Sections and Schedules to, this Agreement, Section headings are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement. Any reference in this Agreement to a Permitted Lien is not intended to subordinate or postpone, and shall not be interpreted as subordinating or postponing, or as any agreement to subordinate or postpone, any Security Interest to any Permitted Lien. In accordance with the Property Law Act (British Columbia), the doctrine of consolidation applies to this Agreement.
33. Successors and Assigns. This Agreement will enure to the benefit of, and be binding on, the Debtor and its successors and permitted assigns, and will enure to the benefit of, and be binding on, the Agent and its successors and assigns. The Debtor may not assign this Agreement, or any of its rights or obligations under this Agreement. The Agent may assign this Agreement and any of its rights and obligations hereunder to any Person. If the Debtor or the Agent is an individual, then the term “Debtor” or “Agent”, as applicable, will also include his or her heirs, administrators and executors.
34. Acknowledgment of Receipt/Waiver. The Debtor acknowledges receipt of an executed copy of this Agreement and, to the extent permitted by applicable Law, waives the right to receive a copy of any financing statement or financing change statement registered in connection with this Agreement or any verification statement issued in respect of any such financing statement or financing change statement.
35. Enforcement by Agent. This Agreement and the Security Interests may be enforced only by the action of the Agent acting on behalf of the Lenders and no other Lender shall have any rights individually to enforce or seek to enforce this Agreement or any of the Security Interests, it being understood and agreed that such rights and remedies may be exercised by the Agent for the benefit of the Lenders upon the terms of this Agreement.
36. Electronic Signature. Delivery of an executed signature page to this Agreement by the Debtor by facsimile or other electronic form of transmission shall be as effective as delivery by the Debtor of a manually executed copy of this Agreement by the Debtor.
36. Conflict with Credit Agreement. In the event of any conflict or inconsistency between any provision of this Agreement and the provisions of the Credit Agreement, the provisions of the Credit Agreement shall prevail.
General Security Agreement

[signatures on the next following page]
General Security Agreement

     IN WITNESS WHEREOF the undersigned has caused this Agreement to be duly executed as of the date first written above.

RGLD GOLD CANADA, INC., a Canadian corporation
Address:	By:	/s/ Stefan Wenger
		Name:	Stefan Wenger
		Title:	Vice President and Treasurer

Attention:
Facsimile:
E-mail:
Signature page
General Security Agreement

SCHEDULE A
DEBTOR INFORMATION
Full legal name: RGLD Gold Canada, Inc.
Prior names: None
Predecessor companies: None
Jurisdiction of incorporation or organization: British Columbia
Address of chief executive office:
c/o Davis LLP
666 Burrard Street
2800 Park Place, Vancouver, BC V6C 2Z7
Addresses of all places where business is carried on or tangible Personal Property is kept:
c/o Davis LLP
666 Burrard Street
2800 Park Place, Vancouver, BC V6C 2Z7
Jurisdictions in which all material account debtors are located: British Columbia
Addresses of all owned real property: Not applicable
Addresses of all leased real property: Not applicable
Description of all material Permits: Not applicable
Subsidiaries of the Debtor: None
Instruments, Documents of Title and Chattel Paper of the Debtor: Not applicable
Pledged Certificated Securities: None

Pledged Securities Accounts: None

	Securities	Pledged Securities
Pledged Securities	Account	Intermediary’s	Pledged Security
Intermediary	Number	Jurisdiction	Entitlements

Pledged Uncertificated Securities: None
Pledged Futures Accounts: None
Registered trade-marks and applications for trademark registrations: None
Patents and patent applications: None
Copyright registrations and applications for copyright registrations: None
Industrial designs/registered designs and applications for registered designs: None